Exhibit 99.1

January 29, 2007

MASSBANK CORP.

Reading, MA

FOR IMMEDIATE RELEASE

MASSBANK CORP. REPORTS FOURTH QUARTER 2006 EARNINGS OF

$1.73 MILLION OR $0.40 PER SHARE

AND DECLARES CASH DIVIDEND

MASSBANK Corp. (NASDAQ – MASB), the Holding Company for MASSBANK, today reported net income of $1,731,000 or $0.40 in diluted earnings per share for the fourth quarter 2006, compared with net income of $1,888,000 or $0.43 in diluted earnings per share in the fourth quarter of 2005. Basic earnings per share in the recent quarter were $0.40 per share compared to $0.44 per share in the fourth quarter of the prior year.

For the year ended December 31, 2006, the Company reported net income of $7,027,000 or $1.61 in diluted earnings per share ($1.62 in basic earnings per share) compared to $7,323,000 or $1.66 in diluted earnings per share ($1.68 in basic earnings per share) for the year ended December 31, 2005.

Return on average assets for the fourth quarter of 2006 was 0.83% compared to 0.84% for the fourth quarter of 2005. For the year ended December 31, 2006 the Company’s return on average assets improved to 0.82% from 0.79% for the prior year.

Net interest margin for the fourth quarter of 2006 was 2.47% compared to 2.53% for the fourth quarter of 2005. For the year ended December 31, 2006 the Company’s net interest margin improved 13 basis points to 2.53% from 2.40% for the prior year.

Income Statement

Net interest income for the fourth quarter 2006 decreased by $514,000 or 9.4% as the bank continued to be challenged by the current inverted yield curve environment (an environment where short-term rates actually exceed long-term rates) and increased funding costs. This has resulted in a decrease of 6 basis points in net interest margin in the recent quarter compared to the fourth quarter of 2005. Average earning assets for the last quarter of 2006 declined to $808.7 million, from $873.4 million in the fourth quarter of the prior year due to a lower deposit base. This is due in part to intense competition for expensive short term deposits.

Non-interest income in the recent quarter increased by $193,000 or 35.5% compared to the same quarter of the prior year. This increase is primarily attributable to $150,000 in option fees the Company recorded in the final quarter of 2006. The Company has granted a local developer an option to purchase a parcel of land that the Company owns and is not being used for operations purposes. As consideration for this option, the developer will make quarterly option payments of $75,000 to the Company until the option is either exercised and the closing transaction for the purchase occurs or the option is allowed to lapse. The Closing is expected to take place in the third quarter of 2007. Option payments received are not applied towards the purchase price and are not refundable.

Non-interest expense decreased by $44,000 or 1.4% for the three months ended December 31, 2006, as compared to the same period in 2005 due primarily to reductions in salaries and employee benefits and occupancy and equipment expense.

January 29, 2007

Page Two

Balance Sheet

The Company’s total assets decreased $55.2 million to $843.5 million at December 31, 2006, from $898.7 million at December 31, 2005. Deposits decreased $61.4 million or 7.8% year-over-year from $784.7 million at December 31, 2005 to $723.3 million at December 31, 2006. Stockholders’ equity increased $1.6 million or 1.5% to $106.9 million at December 31, 2006, from $105.3 million at year-end 2005. Book value per share increased $0.44 or 1.8% to $24.76 per share at December 31, 2006, from $24.32 per share at December 31, 2005.

The Company’s non-accrual loans remain near historical lows totaling $137,000 at December 31, 2006, representing 0.07% of total loans. This compares to $257,000 representing 0.11% of total loans at December 31, 2005. At December 31, 2006, the Bank’s allowance for loan losses totaled $1.382 million representing 0.66% of total loans compared to $1.253 million representing 0.56% of total loans at December 31, 2005. In addition, the Bank’s allowance for loan losses on off-balance sheet credit exposures totaled $345,000 at December 31, 2006 compared to $517,000 a year earlier. This is intended to protect the Bank against possible losses on loan commitments made to customers that have not yet been drawn down.

MASSBANK Corp. is the holding company for MASSBANK, a Massachusetts chartered savings bank. The Bank operates fifteen banking offices in Reading, Chelmsford, Dracut, Everett, Lowell, Medford, Melrose, Stoneham, Tewksbury, Westford and Wilmington, providing a variety of deposit, lending and trust services.

ADDITIONAL INFORMATION

Dividend Declaration

MASSBANK Corp. today announced a quarterly cash dividend on its common stock of $0.28 per share. This, the Company’s eighty-second consecutive dividend, will be payable on February 16, 2007 to stockholders of record at the close of business on February 1, 2007.

Stock Repurchase Program

During the three months ended December 31, 2006, the Company continued the repurchase of its common stock by acquiring 7,000 shares in the open market. As of December 31, 2006, there were 123,217 shares available for repurchase in the current program.

Date Set for Annual Meeting

The Company also announced that the Annual Meeting of Stockholders will be held at the Sheraton Ferncroft Resort, 50 Ferncroft Road, Danvers, Massachusetts on Tuesday, April 17, 2007 at 10:00 a.m. Only stockholders of record at the close of business on February 26, 2007 are entitled to notice of and to vote at the Annual Meeting.

January 29, 2007

Page Three

Cautionary Statement

This press release may contain forward-looking information, including information concerning the Company’s expectations of future business prospects. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to be materially different from the results and performance expressed or implied by the forward-looking statements. Forward looking statements include, but are not limited to, statements concerning the Company’s belief, expectations or intentions concerning the Company’s future performance, the financial outlook of the markets it serves and the performance and activities of its competitors. These statements reflect the Company’s current views. They are based on numerous assumptions and are subject to numerous risks and uncertainties, including the strength of the local economy and the U.S. economy in general, unexpected fluctuations in market interest rates, unexpected fluctuations in the markets for equities, bonds, federal funds and other financial instruments, an increase in the level of non-performing assets, an increase in competitive pricing pressures within the Company’s market, adverse legislative or regulatory developments, a significant decline in residential real estate values in the Company’s market area, adverse impacts resulting from the continuing war on terrorism, an increase in employee-related costs, the impact of deflation or inflation, and other factors described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2005.

For further information contact Reginald E. Cormier, Senior Vice President, Treasurer and CFO at (781) 942-8192.

January 29, 2007

Page Four

MASSBANK CORP.

FINANCIAL HIGHLIGHTS

(Unaudited)

($ in thousands except share date)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
For the Period Ended
Total interest and dividend income	$10,085	$9,621	$39,939	$36,801
Total interest expense	5,106	4,128	18,951	15,141

Net interest income	4,979	5,493	20,988	21,660
Provision (credit) for loan losses	(9)	—	123	(53)

Net interest income after provision (credit) for loan losses	4,988	5,493	20,865	21,713
Gains on securities, net	259	253	797	679
Other non-interest income	477	290	1,408	1,238
Non-interest expense	3,053	3,097	12,360	12,514
Income tax expense	940	1,051	3,683	3,793

Net income	$1,731	$1,888	$7,027	$7,323

Weighted Average Common Shares Outstanding
Basic	4,319,795	4,331,984	4,325,879	4,365,932
Diluted	4,352,680	4,371,312	4,360,688	4,422,529

Per Common Share
Earnings:
Basic	$0.40	$0.44	$1.62	$1.68
Diluted	0.40	0.43	1.61	1.66
Cash dividends paid	0.28	0.27	1.09	1.05
Book value (period end)			24.76	24.32

Ratios (1)
Return on average assets	0.83%	0.84%	0.82%	0.79%
Return on average equity	6.52	7.23	6.74	6.84
Net interest margin	2.47	2.53	2.53	2.40
Total equity to assets (period end)			12.67	11.71
			At December 31,
			2006	2005
At Period End
Assets			$843,522	$898,679
Deposits			723,332	784,728
Total loans			208,927	225,730
Stockholders’ equity			$106,885	$105,264
Common shares outstanding			4,317,654	4,328,517

Asset Quality
Non-accrual loans			$137	$257
Real estate acquired through foreclosure			—	—

Total non-performing assets			$137	$257
Allowance for loan losses			$1,382	$1,253

Non-accrual loans to total loans			0.07%	0.11%

(1)	Ratios are presented on an annualized basis with the exception of equity to assets.

January 29, 2007

Page Five

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

($ in thousands except share data)

	At December 31,	At December 31,
	2006	2005
Assets:
Cash and due from banks	$8,650	$9,590
Short-term investments	139,240	167,787

Total cash and cash equivalents	147,890	177,377

Interest-bearing deposits in banks	—	898
Term federal funds sold	41,000	—
Securities available for sale, at market value
(amortized cost of $407,604 in 2006 and $458,297 in 2005)	403,079	453,472
Securities held to maturity, at amortized cost
(market value of $5,276 in 2006 and $6,022 in 2005)	5,396	6,137
Trading securities, at market value	1,931	9,282
Loans:
Mortgage loans	199,253	215,904
Other loans	9,674	9,826

Total loans	208,927	225,730
Allowance for loan losses	(1,382)	(1,253)

Net loans	207,545	224,477

Premises and equipment	7,085	6,525
Real estate held for resale	425	—
Accrued interest and income receivable	5,083	3,898
Goodwill	1,090	1,090
Income tax receivable, net	88	—
Deferred income tax asset, net	3,347	3,240
Other assets	19,563	12,283

Total assets	$843,522	$898,679

Liabilities and Stockholders’ Equity:
Deposits:
Demand and NOW	$78,860	$82,250
Savings	344,808	441,541
Time certificates of deposit	299,664	260,937

Total deposits	723,332	784,728
Escrow deposits of borrowers	1,006	1,059
Accrued income taxes, net	—	35
Allowance for loan losses on off-balance sheet credit exposures	345	517
Other liabilities	11,954	7,076

Total liabilities	736,637	793,415

Stockholders’ equity:
Preferred stock, par value $1.00 per share; 2,000,000 shares authorized, none issued	—	—
Common stock, par value $1.00 per share; 10,000,000 shares authorized, 7,850,317 and 7,811,680 shares issued, respectively	7,850	7,812
Additional paid-in capital	57,953	57,067
Retained earnings	107,055	104,743

	172,858	169,622
Treasury stock at cost 3,532,663 and 3,483,163 shares, respectively	(62,902)	(61,281)
Accumulated other comprehensive loss	(3,071)	(3,077)
Shares held in rabbi trust at cost, 17,944 and 15,644 shares, respectively	(426)	(351)
Deferred compensation obligation	426	351

Total stockholders’ equity	106,885	105,264

Total liabilities and stockholders’ equity	$843,522	$898,679

January 29, 2007

Page Six

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

($ in thousands except share data)

	Three Months Ended
	December 31, 2006	December 31, 2005
Interest and dividend income:
Mortgage loans	$2,751	$2,963
Other loans	195	174
Securities available for sale:
Mortgage-backed securities	1,824	1,750
Other securities	3,037	2,705
Mortgage-backed securities held to maturity	70	75
Trading securities	1	140
Federal funds sold	2,004	1,806
Other investments	203	8

Total interest and dividend income	10,085	9,621

Interest expense:
Deposits	5,106	4,128

Total interest expense	5,106	4,128

Net interest income	4,979	5,493
Provision (credit) for loan losses	(9)	—

Net interest income after provision (credit) for loan losses	4,988	5,493

Non-interest income:
Deposit account service fees	85	92
Gains on securities available for sale, net	307	208
Gains (losses) on trading securities, net	(48)	45
Option fees	150	—
Other	242	198

Total non-interest income	736	543

Non-interest expense:
Salaries and employee benefits	1,885	1,938
Occupancy and equipment	474	563
Data processing	166	136
Professional services	139	105
Advertising and marketing	37	51
Deposit insurance	30	35
Other	322	269

Total non-interest expense	3,053	3,097

Income before income taxes	2,671	2,939
Income tax expense	940	1,051

Net income	$1,731	$1,888

Weighted average common shares outstanding:
Basic	4,319,795	4,331,984
Diluted	4,352,680	4,371,312
Earnings per share (in dollars):
Basic	$0.40	$0.44
Diluted	0.40	0.43

January 29, 2007

Page Seven

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

($ in thousands except share data)

	Twelve Months Ended
	December 31, 2006	December 31, 2005
Interest and dividend income:
Mortgage loans	$11,305	$12,111
Other loans	765	681
Securities available for sale:
Mortgage-backed securities	7,293	6,961
Other securities	12,062	9,863
Mortgage-backed securities held to maturity	299	256
Trading securities	195	760
Federal funds sold	7,731	6,116
Other investments	289	53

Total interest and dividend income	39,939	36,801

Interest expense:
Deposits	18,951	15,141

Total interest expense	18,951	15,141

Net interest income	20,988	21,660
Provision (credit) for loan losses	123	(53)

Net interest income after provision (credit) for loan losses	20,865	21,713

Non-interest income:
Deposit account service fees	343	393
Gains on securities available for sale, net	736	515
Gains on trading securities, net	61	164
Option fees	150	—
Other	915	845

Total non-interest income	2,205	1,917

Non-interest expense:
Salaries and employee benefits	7,601	7,635
Occupancy and equipment	2,176	2,212
Data processing	583	540
Professional services	553	485
Advertising and marketing	139	155
Deposit insurance	126	145
Other	1,182	1,342

Total non-interest expense	12,360	12,514

Income before income taxes	10,710	11,116
Income tax expense	3,683	3,793

Net income	$7,027	$7,323

Weighted average common shares outstanding:
Basic	4,325,879	4,365,932
Diluted	4,360,688	4,422,529
Earnings per share (in dollars):
Basic	$1.62	$1.68
Diluted	1.61	1.66